FORM 8-A
Securities and Exchange Commission
Washington, D.C. 20549
For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934
NOVINT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	85-0461778

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4109 Bryan Ave NW, Albuquerque, New Mexico	87114

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒
Securities Act registration statement file number to which this form relates: 333-115548
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Novint Technologies, Inc. (the “Registrant”) hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Securities” in Registrant’s Registration Statement on Form SB-2 (File No.: 333-115548), as originally filed with the Securities and Exchange Commission, (the “Commission”) on May 17, 2004 and subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
Item 2. Exhibits.
The following exhibits are filed herewith or incorporated by reference herein as indicated below:

Number	Description
3.1*	Certificate of Incorporation of the Registrant, as currently in effect

3.2 *	Bylaws of the Registrant, as currently in effect

4.1*	Certificate of Incorporation (See Exhibit 3.1)

10.6*	Shareholders Agreement

10.7*	Lock Up Agreement
*Incorporated by reference to the identically numbered exhibit to the Registrant’s Registration Statement on Form SB-2 field on May 17, 2004, as amended (File No. 333-115548).
Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: February 3, 2006

NOVINT TECHNOLOGIES, INC. a Delaware corporation
By:	/s/ TOM ANDERSON
Tom Anderson, Chief Executive
Officer, Chief Accounting Officer, Chief Financial Officer and Director